                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                              Exchange Act of 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or 240.14a-12

                              EXECUTIVE RISK INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required

     [ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                          [EXECUTIVE RISK Letterhead]

                                                                  March 27, 1998

To the Stockholders of Executive Risk Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders of Executive Risk Inc. ("Executive Risk" or the "Company") to be held at 10:00 a.m. on Friday, May 8, 1998 at the offices of the Company at the Tower Business Park, 82 Hopmeadow Street (Routes 10 & 202), Simsbury, Connecticut. Stockholders will be asked to consider and vote upon the election of directors and the appointment of auditors for 1998. A report on the current affairs of Executive Risk also will be presented at the meeting, and you will have an opportunity for questions and comments.

     We look forward to welcoming you to this year's stockholders' meeting. WHETHER OR NOT YOU PLAN TO ATTEND, WE ASK THAT YOU PARTICIPATE IN THE MEETING BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY AS SOON AS POSSIBLE. This will not limit your right to attend the meeting, and if you are able to join us, your signed Proxy will not limit your right to vote in person at the meeting.

     For your benefit, enclosed is a copy of Executive Risk's Annual Report for 1997, which includes the financial statements. We hope this material is of value to you, and we thank you for your interest in Executive Risk.

Sincerely,

/s/ Stephen J. Sills                                     /s/ Robert H. Kullas
Stephen J. Sills                                         Robert H. Kullas
President and Chief Executive Officer                    Chairman

EXECUTIVE RISK INC.
82 HOPMEADOW STREET
POST OFFICE BOX 2002
SIMSBURY, CONNECTICUT 06070-7683
860-408-2000

                          [EXECUTIVE RISK Letterhead]

                              EXECUTIVE RISK INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1998

                                                                  March 27, 1998

To the Stockholders of Executive Risk Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Executive Risk Inc., a Delaware corporation (the "Company"), will be held at the principal offices of the Company at the Tower Business Park, 82 Hopmeadow Street (Routes 10 & 202), Simsbury, Connecticut, on Friday, May 8, 1998 at 10:00 a.m. for the following purposes:

     Item 1. To elect four (4) directors to hold office until the 2001 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

     Item 2. To ratify the appointment of Ernst & Young LLP, independent public accountants, as the Company's auditors for the year 1998; and

to transact such other business as may properly be brought before the meeting or any adjournment thereof. The Board of Directors has fixed the close of business on March 18, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Enclosed are a Proxy Statement, a form of Proxy and an addressed return envelope. ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT AT THE MEETING, ARE REQUESTED TO DATE AND SIGN THE PROXY AND TO RETURN IT AS SOON AS POSSIBLE IN THE ADDRESSED ENVELOPE PROVIDED. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

                                          By Order of the Board of Directors

                                          /s/ JAMES A FITZPATRICK, JR.
                                          James A. FitzPatrick, Jr.
                                          Secretary

                              EXECUTIVE RISK INC.
                              82 HOPMEADOW STREET
                          SIMSBURY, CONNECTICUT 06070
                                 (860) 408-2000

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors of Executive Risk Inc., a Delaware corporation, for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. on Friday, May 8, 1998, at the offices of the Company at the Tower Business Park, 82 Hopmeadow Street (Routes 10 & 202), Simsbury, Connecticut. Executive Risk Inc. is the parent corporation of Executive Re Inc., which it acquired on January 1, 1994; unless otherwise indicated, references to the "Company" in this Proxy Statement shall mean Executive Re Inc. with respect to any period prior to January 1, 1994 and Executive Risk Inc. with respect to any period on and after such date. The Company's principal executive offices are located at 82 Hopmeadow Street, Simsbury, Connecticut 06070. The approximate date on which the Proxy Statement and the accompanying Proxy are first being sent to Stockholders is March 27, 1998.

     Proxies are being solicited from holders of the Company's common stock, par value $0.01 per share (the "Common Stock"). If the Proxy is properly executed and returned, the shares represented thereby will be voted and, where specification is made by the stockholder as provided therein, will be voted in accordance with such specification. The Proxy may be revoked by delivering to the Secretary of the Company an instrument of revocation at any time prior to the voting thereof or by presentation at the Annual Meeting of a duly executed proxy bearing a later date. In addition, stockholders of record who attend the Annual Meeting may vote in person even though they have submitted a Proxy, in which event the Proxy will be deemed to have been revoked.

     The Board of Directors has fixed the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting as March 18, 1998. As of the record date, the Company had 10,886,987, shares of Common Stock outstanding and eligible to vote.

     The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying Proxy and any additional material which may be furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. The solicitation of Proxies will be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor. The Company has engaged Corporate Investor Communications, Inc. to distribute materials to brokerage houses, fiduciaries, custodians and other nominee holders. The Company will pay less than $4,500, plus out-of-pocket expenses, for their services.

VOTING RIGHTS

     Holders of Common Stock are entitled to one vote per share of stock held on each matter that is voted on at the Annual Meeting. There is no cumulative voting. The presence at the Annual Meeting, in person or by Proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote shall constitute a quorum. The votes required with respect to each of the items to be considered by stockholders are set forth in the discussion of each item herein.

     Unless contrary instructions are indicated on the proxy card, all shares of Common Stock represented by valid Proxies will be voted as follows: (a) FOR the election of the nominees to the Board of Directors and (b) FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 1998, both as set forth on the Proxy and described below; and voted in the discretion of the person or persons holding the Proxies in respect of such other business, if any, as may properly be brought before the Annual Meeting. As of the date hereof, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than those matters referred to herein. If you give specific instruction by marking the boxes on the Proxy, your shares will be voted in accordance with such instructions.

ITEM 1: ELECTION OF FOUR DIRECTORS IN CLASS II TO TERMS EXPIRING AT THE 2001 ANNUAL MEETING

     The Company's Amended and Restated Certificate of Incorporation provides for a Board of Directors consisting of no less than seven and no more than eleven persons, as determined by the Board of Directors from time to time. On the date of this Proxy Statement, the following eleven persons serve as directors of the Company: Gary G. Benanav, Barbara G. Cohen, John G. Crosby, Robert V. Deutsch, Patrick A. Gerschel, Peter Goldberg, Robert H. Kullas, Michael D. Rice, Joseph D. Sargent, Stephen J. Sills and Irving B. Yoskowitz. There are no vacancies. The Board of Directors is divided into three classes, each of which serves a term of three years. The Class I directors consist of Messrs. Crosby, Gerschel, Goldberg and Kullas, and the term of the Class I directors expires at the 2000 Annual Meeting. The Class II directors consist of Messrs. Benanav, Deutsch, Rice and Yoskowitz, each of whose term expires at the Annual Meeting and each of whom has been nominated for reelection at the Annual Meeting to a term expiring at the 2001 Annual Meeting. The Class III directors consist of Ms. Cohen and Messrs. Sargent and Sills, and the term of office of the Class III directors expires at the 1999 Annual Meeting. Vacancies within any Class may be filled by a majority vote of the Board of Directors.

DIRECTOR BIOGRAPHIES

     Biographical summaries of those persons who are members of the Board of Directors, or who are nominees for election at the Annual Meeting, follow below. Data with respect to shares of the Company's Common Stock beneficially owned by each of them, directly or indirectly, as of March 5, 1998 appears later in this Proxy Statement.

     Robert H. Kullas (53). Since January 1994, Mr. Kullas has served as a director of the Company and its principal indirect insurance subsidiaries, Executive Risk Indemnity Inc. ("ERII") and Executive Risk Specialty Insurance Company ("ERSIC"), and as Chairman of the Partnership Committee of the Company's underwriting manager, Executive Risk Management Associates ("ERMA"). Since May 1997, he has been Chairman of the Company and Co-chairman of ERII and ERSIC. From April 1996 until May 1997 he served as the Vice Chairman and Chief Operating Officer of the Company, ERII and ERSIC. From January 1994 until August 1994, his title was Chairman of the Board of each of the Company, ERII and ERSIC, and from August 1994 through April 1996 he was President and Chief Operating Officer for each of the Company, ERII and ERSIC. Prior to 1994, Mr. Kullas held various financial and planning positions in the Life, Financial and Commercial Insurance Divisions at Aetna Life & Casualty Company ("AL&C"), including his last position, from 1991 through 1993, as Vice President-Finance and Treasurer.

     Stephen J. Sills (49). Mr. Sills has served as a director of the Company since December 1986. He has been the President and Chief Executive Officer of the Company, ERII and ERSIC since May 1997, and from April 1996 until May 1997 served as President and Chief Underwriting Officer. He served as Executive Vice President and Chief Underwriting Officer from November 1990 until April 1996. Mr. Sills has been a director of ERII and ERSIC since February 1987 and December 1991, respectively. Mr. Sills also has served as President and Partnership Committee member of ERMA since January 1988.

     Robert V. Deutsch (38). Mr. Deutsch became a director of the Company and a member of the Partnership Committee of ERMA in May 1997. He has served as Executive Vice President, Chief Financial Officer, Chief Actuary and Treasurer of the Company since April 1996, and as President of ERII and ERSIC and Executive Vice President of ERMA since May 1997. Prior to those respective dates, he had served as Senior Vice President, Chief Financial Officer, Chief Actuary and Treasurer of the respective entities since November 1990.

     Gary G. Benanav (52). Mr. Benanav has served as a director of the Company and of ERII since April 1988 and a director of ERSIC since December 1991, and has been a member of the Partnership Committee of ERMA since January 1994. In December 1997, he became Chairman and Chief Executive Officer of New York Life International, Inc. and Executive Vice President of New York Life Insurance Company. Prior to joining New York Life Insurance, Mr. Benanav had served since October 1996 as Chief Operating Officer of ProHealth Physicians MSO, Inc., a Farmington, CT medical management services organization. Prior to October 1996 he was Executive Vice President of AL&C and head of AL&C's property/casualty lines, positions held since December 1993. From April 1992 through December 1993, he served as Group Executive responsible for Aetna Life Insurance and Annuity Company businesses and Aetna International. He also serves as a director of Barnes Group, Inc., Bristol, CT.

     Barbara G. Cohen (45). Ms. Cohen has served as a director of the Company, ERII and ERSIC since May 1996. Since 1993 Ms. Cohen has been President of Kannon Consulting, a Chicago-based marketing consulting firm. From 1991 to 1993 she was a senior partner at Cambridge Group, Inc. and, prior to that, a partner in the Marketing and Strategy practice of Booz, Allen & Hamilton, Inc.

     John G. Crosby (54). Mr. Crosby has served as a director of the Company since 1987 and as a director of ERII and ERSIC, and a member of the Partnership Committee of ERMA, since January 1994. Mr. Crosby is currently President and Managing Director of the investment banking firm, Madison Partners, Inc., a position he has held since September 1995. He served as Managing Director of LSG Advisors ("LSG"), an investment banking firm and a division of Societe General Securities Corp., from May 1993 through August 1995. From 1990 through May 1993, Mr. Crosby served as Managing Director of The Lodestar Group, predecessor to LSG.

     Patrick A. Gerschel (51). Mr. Gerschel has served as a director of the Company and of ERII since July 1990, as a director of ERSIC since December 1991 and as a member of the Partnership Committee of ERMA since January 1994. Mr. Gerschel has served as Chairman of Gerschel & Co., a merchant banking firm, since 1980 and as Chairman of Residential Company of America since 1996.

     Peter Goldberg (61). Mr. Goldberg has served as a director of the Company, ERII and ERSIC, and a member of the Partnership Committee of ERMA, since May 1994. Mr. Goldberg has served as Chairman and a director of Calco Insurance Brokers & Agents, Inc. since 1993. Since 1993, Mr. Goldberg also has served as President and a director of California Casualty Management Company.

     Michael D. Rice (55). Mr. Rice has served as a director of the Company since 1986. He has also served as a director of ERII and ERSIC, and a member of the Partnership Committee of ERMA, since January 1994. Mr. Rice has served as President of Aon Specialty Group, an insurance brokerage firm, since 1989.

     Joseph D. Sargent (68). Mr. Sargent has served as a director of the Company, ERII and ERSIC since December 1986, February 1987 and December 1991, respectively. He has also served as a member of the Partnership Committee of ERMA since January 1994. Mr. Sargent currently serves as Chairman of Bradley, Foster & Sargent, Inc., and is the Vice Chairman of Connecticut Surety Corporation, where he was Chairman from December 1992 until February 1998. Mr. Sargent served as Chairman, and later as Vice Chairman, of Conning & Company, an investment banking firm, from 1991 to 1995 and as its Chairman and Chief Executive Officer from 1988 to 1991. Mr. Sargent is a director of Command Systems, Inc., Trenwick Group Inc., E.W. Blanch Holdings, Policy Management Systems Corporation, Mutual Risk Management Ltd. and MMI Companies, Inc.

     Irving B. Yoskowitz (52). Mr. Yoskowitz has served as a director of the Company, ERII and ERSIC, in each case under interim election by the Board, and as a member of the Partnership Committee of ERMA, since November 1997. He has, since 1990, been Executive Vice President and General Counsel at United Technologies Corp. Mr. Yoskowitz is also a director of BBA Group, London, England.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors had seven meetings during fiscal 1997. In addition, various Committees of the Company's, ERII's and ERSIC's Board met an aggregate of twenty-one times during 1997. Each incumbent director of the Company attended at least 75% of the aggregate meetings of the Board of Directors and of the Committees thereof of which he or she was a member during 1997.

COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Committee on Directors and Compensation (the "Compensation Committee") and the Finance Committee. In addition, the Boards of Directors of the Company's principal insurance subsidiaries, ERII and ERSIC, each have an Underwriting Committee.

     The Executive Committee has responsibility for the management of the business and affairs of the Company between meetings of the Board and does not have a regular meeting schedule. The members of the Executive Committee are Messrs. Kullas, Rice, Sargent and Sills (Chairman). The Executive Committee did not meet in fiscal 1997.

     The Audit Committee has responsibility for reporting to the Board concerning such Committee's review of the Company's financial condition. The members of the Audit Committee are Messrs. Gerschel, Goldberg, Sargent (Chairman) and Yoskowitz. The Company's Audit Committee held four meetings in fiscal 1997.

     The Compensation Committee has responsibility for identifying and recommending to the Company's stockholders nominees to its Board of Directors, and for administering the Company's employee benefits plans and determining compensation for its officers. The members of the Compensation Committee are Messrs. Crosby (Chairman), Rice, Sargent and Yoskowitz. The Committee will consider candidates for the Board recommended by stockholders. Recommendations should be submitted in writing to the Secretary of the Company and should identify the nominee by name and provide pertinent biographical information. A stockholder recommendation must be received at least 90 days prior to the date of the Annual Meeting of Stockholders. The Compensation Committee held nine meetings in 1997.

     The Finance Committee has responsibility for the investing and reinvesting of funds of the Company, including purchasing, selling, transferring, voting proxies for and converting stocks, bonds, notes and other securities. The members of the Finance Committee are Messrs. Benanav (Chairman), Crosby, Gerschel and Kullas. The Committee met four times in 1997.

     The Underwriting Committee of the ERII and ERSIC Boards of Directors has responsibility for reviewing and approving new insurance products, product enhancements, certain insurance operating and regulatory matters and new distribution arrangements. The members of the Underwriting Committee are Messrs. Goldberg, Kullas and Sills (Chairman) and Ms. Cohen. The Committee met four times in 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the exercise of expiring stock options, the Compensation Committee approved in December 1995 Company loans in the principal amounts of $1,100,000, $400,000 and $500,000, respectively, for then-Chairman LeRoy A. Vander Putten and for Messrs. Sills and Deutsch. Each such Company loan, evidenced by a Promissory Note of the named officer, called for the accrual of interest at the rate of 7.25% per annum. Originally scheduled to mature on September 3, 1996, the due date for each Note was extended to March 17, 1997 because the original maturity fell within the "lock-up" period agreed to in connection with a June 1996 secondary offering of Common Stock. While outstanding, each Promissory Note was secured by a Pledge Agreement, pursuant to which all shares acquired through the exercise of the options were pledged as collateral for the full repayment of the loans. The Promissory Notes were paid in full in March, 1997, in conformity with their terms.

LEGAL COUNSEL

     James A. FitzPatrick, Jr., Secretary of the Company, is a partner in the law firm of Dewey Ballantine LLP, which provides legal services to the Company.

RECOMMENDATION

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF GARY G. BENANAV, ROBERT V. DEUTSCH, MICHAEL D. RICE AND IRVING B. YOSKOWITZ AS CLASS II DIRECTORS, TO HOLD OFFICE UNTIL THE 2001 ANNUAL MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED. Assuming the presence of a quorum, the directors shall be elected by a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote on this item at the Annual Meeting. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. Under applicable Delaware law, in tabulating the vote, broker nonvotes will have no effect on the vote.

BENEFICIAL OWNERSHIP OF STOCK

     The following table sets forth, as of March 5, 1998, certain information regarding the beneficial ownership of the Common Stock by (i) each of the Company's directors and executive officers and all directors and executive officers of the Company as a group, and (ii) each person, other than a director, known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. "Beneficial ownership" for these purposes includes stock which any person listed below has the right to acquire within 60 days, but does not include any fee options to be granted under the Directors Stock Option Plan. (See "Executive Compensation -- Director Compensation.") Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person or entity, subject to community property laws where applicable and the information set forth in the footnotes to the table below.

                                                                                  PERCENT OF
                                                              NUMBER OF SHARES      COMMON
                            NAME                              OF COMMON STOCK      STOCK(1)
                            ----                              ----------------    ----------
DIRECTORS AND OFFICERS
Gary G. Benanav(2)..........................................        13,621              *
Barbara G. Cohen(3).........................................           696              *
John G. Crosby(4)...........................................        14,632              *
Robert V. Deutsch(5)........................................       270,976            2.4
Patrick A. Gerschel(6)......................................       734,051            6.7
Peter Goldberg(7)...........................................         5,679              *
Robert H. Kullas(8).........................................        87,255              *
Michael D. Rice(9)..........................................         9,898              *
Joseph D. Sargent(10).......................................        40,477              *
Stephen J. Sills(11)........................................       307,925            2.8
Irving B. Yoskowitz(12).....................................         1,031              *
LeRoy A. Vander Putten(13)..................................       337,314            3.0
All officers and directors as a group (12 persons)(14)......     1,822,555           15.5

---------------
* Less than one percent.

PERSON(S) OWNING MORE THAN 5% OF THE OUTSTANDING
COMMON STOCK (OTHER THAN DIRECTORS OR OFFICERS)

Denver Investment Advisors LLC(15)..........................       549,830            5.1
Fiduciary Trust Company International(16)...................       584,900            5.4
Mellon Bank Corporation(17).................................       698,096            6.4
Oppenheimer Funds, Inc.(18).................................       555,000            5.1

---------------
 (1) Percentages based upon 10,886,987 shares of Common Stock outstanding (12,001,408 issued, less 1,114,421 shares owned by the Company in treasury) and adjusted in each case by the number of shares each owner has the right to acquire within the 60 day period ending April 30, 1998.

 (2) Includes 11,616 shares of Common Stock issuable upon exercise of options currently exercisable or becoming exercisable within the 60 day period ending April 30, 1998, including 942 options owned by adult children. Mr. Benanav disclaims beneficial ownership of such options.

 (3) Includes 696 shares of Common Stock issuable upon exercise of options currently exercisable or becoming exercisable within the 60 day period ending April 30, 1998.

 (4) Includes 11,527 shares of Common Stock issuable upon exercise of options currently exercisable or becoming exercisable within the 60 day period ending April 30, 1998.

 (5) Includes 248,821 shares of Common Stock issuable upon exercise of options currently exercisable or becoming exercisable within the 60 day period ending April 30, 1998. Includes 2,200 shares held in gift trusts for Mr. Deutsch's minor children as to which he disclaims beneficial ownership.

 (6) The address for Mr. Gerschel, who is a 5% stockholder as well as a director, is: c/o Gerschel & Company, 720 Fifth Avenue, New York, NY 10019. Share total includes 17,000 shares of Common Stock owned by an affiliated entities. Also includes 13,181 shares of Common Stock issuable upon exercise of options currently exercisable or becoming exercisable within the 60 day period ending April 30, 1998.

 (7) Includes 5,679 shares of Common Stock issuable upon exercise of options currently exercisable or becoming exercisable within the 60 day period ending April 30, 1998. Excludes 25,000 shares of Common Stock beneficially owned by California Casualty Indemnity Exchange, with which Mr. Goldberg is affiliated.

 (8) Includes 77,050 shares of Common Stock issuable upon exercise of options currently exercisable or becoming exercisable within the 60 day period ending April 30, 1998.

 (9) Includes 9,893 shares of Common Stock issuable upon exercise of options currently exercisable or becoming exercisable within the 60 day period ending April 30, 1998.

(10) Includes 9,472 shares of Common Stock issuable upon exercise of options currently exercisable or becoming exercisable within the 60 day period ending April 30, 1998. Includes 3,500 shares owned by Mr. Sargent's wife and 5,400 shares owned by an affiliated trust, as to which Mr. Sargent disclaims beneficial ownership.

(11) Includes 253,845 shares of Common Stock issuable upon exercise of options currently exercisable or becoming exercisable within the 60 day period ending April 30, 1998. Includes 3,600 shares held in gift trusts for Mr. Sills' minor children as to which he disclaims beneficial ownership.

(12) Includes 31 shares of Common Stock issuable upon exercise of options currently exercisable or becoming exercisable within the 60 day period ending April 30, 1998.

(13) Includes 220,250 shares of Common Stock issuable upon exercise of options currently exercisable or becoming exercisable within the 60 day period ending April 30, 1998.

(14) Includes 868,751 shares of Common Stock issuable upon exercise of options currently exercisable or becoming exercisable within the 60 day period ending April 30, 1998.

(15) Based upon filing on SEC Schedule 13G, dated February 11, 1998. Nature of ownership is as follows: sole voting power -- 373,130 shares; shared voting power -- 0 shares; sole dispositive power -- 544,000 shares; and shared dispositive power -- 5,830 shares. The address of this stockholder is as follows:

                                Denver Investment Advisors
                                1225 17th Street, 26th Floor
                                Denver, CO 80202

(16) Based upon filing on SEC Schedule 13G, dated January 16, 1998. Nature of ownership is as follows: sole voting power -- 534,300 shares; shared voting power -- 50,600 shares; sole dispositive power -- 584,900 shares; and shared dispositive power -- 0 shares. The address of this stockholder is as follows:

                                Fiduciary Trust Company International
                                Two World Trade Center
                                New York, NY 10048

(17) Based upon filing on SEC Schedule 13G, dated January 23, 1998. Nature of ownership is as follows: sole voting power -- 581,500 shares; shared voting power -- 5,300 shares; sole dispositive power -- 692,796 shares; and shared dispositive power -- 5,300 shares. The address of this stockholder is as follows:

                                Mellon Bank Corporation
                                One Mellon Bank Center
                                Pittsburgh, PA 15258

(18) Based upon filing on SEC Schedule 13G, dated February 10, 1998. Nature of ownership is as follows: shared dispositive power -- 555,000 shares. The address of this stockholder is as follows:

                                Oppenheimer Funds, Inc.
                                Two World Trade Center, Suite 3400
                                New York, NY 10048-0203

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own 10% or more of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 furnished to the Company pursuant to Rule 16a-3 of the SEC prior to the date of this Proxy Statement, and Forms 5 furnished with respect to the 1997 fiscal year, no reporting person is known to have made a late filing under Section 16(a).

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation for services rendered in all capacities to the Company and its subsidiaries during the past three completed fiscal years by the Company's Chief Executive Officer and all other executive officers of the Company (the "executive officers").

                                                                         LONG TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        ------------
                                                                         NUMBER OF
                                          ANNUAL COMPENSATION            SECURITIES
                                   ----------------------------------    UNDERLYING        ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR    SALARY($)   BONUS($)(1)(2)    OPTIONS(#)    COMPENSATION($)(3)
   ---------------------------     ----    ---------   --------------   ------------   ------------------
Robert V. Deutsch................  1997     301,527       270,000          65,000           100,418
  Executive Vice President,        1996     292,321       267,800          30,785            83,439
  Treasurer, Chief Financial       1995     270,417       116,100          14,286            81,023
  Officer and Chief Actuary

Robert H. Kullas(4)..............  1997     338,527       304,600          40,000            81,136
  Chairman                         1996     329,321       221,600          16,500            66,744
                                   1995     307,417       131,100               0            66,192

Stephen J. Sills(4)..............  1997     343,944       345,200         100,000           120,540
  President and Chief              1996     329,321       301,900          35,547           109,158
  Executive Officer                1995     307,417       131,100          19,048            98,951

LeRoy A. Vander Putten(4)........  1997     153,650       218,500               0            76,583
  Chairman and Chief Executive     1996     342,321       365,500          40,309           105,710
  Officer (Retired)                1995     320,417       166,800          23,810           400,633

---------------
(1) The 1997 bonuses include payments received in February 1998, related to incentives which were originally awarded in 1994, subject to the Company's loss ratio performance for the 1994 loss year determined as of December 31, 1997. Such payments were $76,200, $87,000, $87,000 and $111,000 for, respectively, Messrs. Deutsch, Kullas, Sills and Vander Putten. In addition to the bonus amounts disclosed above, each executive officer may be entitled to bonus payments related to loss ratio performance with respect to report years 1995, 1996 and 1997, to be determined as of December 31, 1998, 1999 and 2000, respectively, and paid in February of the following year. Each such payment amount, if any, will be disclosed in the Company's annual proxy statement for the year in which it becomes finally determinable.

(2) Amounts in the bonus column do not include grants made under the Performance Share Plan. See "Long-Term Incentive Plans -- Awards During Fiscal 1997."

(3) All amounts under this column for 1997 represent retirement and matching contributions made by the Company under its tax-qualified and supplemental defined contribution pension plans, except that for Mr. Vander Putten, the 1996 and 1997 amount includes $18,401 paid by the Company as the annual premium for a split-dollar life insurance policy issued and maintained on his behalf.

(4) In accordance with SEC rules, information is included for Mr. Vander Putten, who retired as the Company's Chairman and Chief Executive Officer in May 1997. Upon his retirement, Mr. Kullas, who had served as Vice-Chairman, became Chairman and Mr. Sills, who had served as President and Chief Underwriting Officer, became President and Chief Executive Officer.

STOCK OPTION GRANTS IN FISCAL 1997

     The following table sets forth information relating to the grant of stock options by the Company during 1997 to its executive officers, Messrs. Deutsch, Kullas and Sills. Due to his retirement in May, Mr. Vander Putten did not receive a grant of stock options during 1997.

                                                            INDIVIDUAL GRANTS
                             -------------------------------------------------------------------------------
                                          % OF TOTAL
                             NUMBER OF     OPTIONS                 MARKET PRICE
                             SECURITIES   GRANTED TO                PER SHARE
                             UNDERLYING   EMPLOYEES    EXERCISE     ON DATE OF                  GRANT DATE
                              OPTIONS     IN FISCAL      PRICE        GRANT       EXPIRATION   PRESENT VALUE
           NAME               GRANTED        YEAR      ($/SHARE)    ($/SHARE)        DATE         ($)(1)
           ----              ----------   ----------   ---------   ------------   ----------   -------------
Robert V. Deutsch..........    65,000(2)    11.89       57.8125      57.8125       8/29/07       1,966,071

Robert H. Kullas...........    40,000(2)     7.30       57.8125      57.8125       8/29/07       1,209,890

Stephen J. Sills...........    85,000(2)    15.56       57.8125      57.8125       8/29/07       2,571,016
                               15,000(3)     2.74       57.8125      57.8125       8/29/07         242,176

---------------
(1) Based on the Black-Scholes option pricing model adapted for use in valuing employee stock options. The actual value, if any, an executive officer realizes will depend on the excess of the stock price over the exercise price on the date the options are exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated present values disclosed in this column based on the Black-Scholes model assume a stock price volatility of .260, a risk-free rate of return of 6.34%, an estimated future dividend yield of 0.14%, and a weighted average expected life of 9.8 years. These assumptions were developed only for purposes of this disclosure, and do not constitute projections or representations by the Company as to the actual performance of the Common Stock.

(2) These options (the "Performance Options") vest and become exercisable not later than the ninth anniversary of the grant date (August 29, 1997). The vesting schedule accelerates if the Company attains target levels of return on equity and growth in operating earnings per share in the year of the grant and in subsequent years. Assuming for these purposes that attainment of targeted results could be obtained on December 31st of each year, then the most accelerated vesting schedule for these options would be one-ninth becoming vested on December 31, 1998, and then two-ninths (December 31, 1999), one-third (December 31, 2000), two-ninths (December 31, 2001) and one-ninth (December 31, 2002). The vesting schedule for a portion of the Performance Options may also be accelerated in the event of a change in control of the Company.

(3) These options vest and become exercisable in equal annual installments of 3,750 shares on August 29th of the years 1998, 1999, 2000 and 2001.

AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR-END OPTION
VALUES

     The following table shows, for Mr. Vander Putten and for each current executive officer of the Company, the aggregate number and realized value of stock option exercises during 1997, as well as the number and values of options held by the named executive officers as of December 31, 1997. The values of unexercised in-the-money stock options are included pursuant to SEC rules; there is no assurance that such values will in fact be realized.

                                                                                         VALUE OF UNEXERCISED
                                SHARES        VALUE        NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                               ACQUIRED     REALIZED        OPTIONS AT 12/31/97             AT 12/31/97(1)
                                 UPON         UPON      ---------------------------   ---------------------------
            NAME               EXERCISE     EXERCISE    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   ---------   -----------   -------------   -----------   -------------
                                  (#)          ($)          (#)            (#)            ($)            ($)
Robert V. Deutsch...........     51,575     2,035,024     244,696         77,375      13,819,349      1,322,180
Robert H. Kullas............      7,200       432,000     108,925         52,375       6,239,477      1,022,180
Stephen J. Sills............     67,000     2,538,307     249,720        112,375      14,166,076      1,742,180
LeRoy A. Vander Putten......    107,619     5,633,171     216,125          8,250      12,022,589        361,453

---------------
(1) Stock options are classified as in-the-money if the fair market value of the underlying common stock exceeds the exercise price of the option. The value of such in-the-money options shown above is the difference between the exercise or base price and the fair market value of the underlying common stock as of December 31, 1997. The fair market value of the Common Stock on December 31, 1997, based on the December 31, 1997 closing price on the New York Stock Exchange, was $69.8125 per share.

LONG-TERM INCENTIVE PLANS -- AWARDS DURING FISCAL 1997

     The Company's Performance Share Plan for key employees was initially approved by stockholders at the 1996 Annual Meeting; an amended and restated Performance Share Plan was approved by stockholders at the 1997 Annual Meeting. The benefits available under the Performance Share Plan are "Performance Share Units," which are expressed by reference to the Company's Common Stock (each Performance Share Unit being equal to one share of Common Stock). Performance Share Units entitle the recipient to a distribution of shares of Common Stock and/or a distribution of cash, as determined by the Compensation Committee based upon the achievement of pre-established Company financial objectives ("Performance Measures") for the performance period (the "Performance Period") established by the Committee. The following table summarizes grants made to the executive officers during the 1997 fiscal year under the Performance Share Plan. Due to his retirement in May, 1997, Mr. Vander Putten did not receive a grant under the Performance Share Plan during 1997.

                                                       PERFORMANCE      ESTIMATED FUTURE PAYMENTS UNDER
                                      NUMBER OF        PERIOD UNTIL         NON-STOCK PRICE PLAN(1)
                                   SHARES, UNITS OR     MATURATION     ---------------------------------
                                        OTHER               OR         THRESHOLD     TARGET     MAXIMUM
              NAME                    RIGHTS(1)         PAYOUT(2)      # SHARES     # SHARES    # SHARES
              ----                 ----------------    ------------    ---------    --------    --------
Robert V. Deutsch................       6,000           1997-1999        3,000       6,000       9,000
Robert H. Kullas.................       6,000           1997-1999        3,000       6,000       9,000
Stephen J. Sills.................       6,000           1997-1999        3,000       6,000       9,000

---------------
(1) The Performance Measures established by the Compensation Committee with respect to the awards listed in the table above are: return on equity ("ROE"), total shareholder return ("TSR") compared to a risk free return, TSR compared to that of a peer group determined by the Compensation Committee and growth in earnings per share compared against that of such peer group. The Compensation Committee has determined performance levels, and the relative weightings, applicable to each such Performance Measure in order to determine the number of Performance Share Units earned at the threshold, target and maximum performance levels. The number of Performance Share Units to be earned if the threshold, target and maximum performance levels are met for each Performance Measure are indicated in the table above (i.e., 50% earned at the threshold level, 100% at the target level and 150% at the maximum level, with interpolation used for actual performance between these levels). Failure to achieve a threshold level with respect to any Performance Measure will result in no award for that Performance Measure. Also, no Performance Share Units will be earned if, at the end of the relevant Performance Period, the Company has not achieved an ROE threshold established by the Compensation Committee at the beginning of the Performance Period. The ROE threshold in effect for the Performance Period referred to in the table above is 10%. After the conclusion of each Performance Period, the Compensation Committee will determine the number of Performance Share Units earned, if any, and whether the award will be paid in cash or stock or a combination of both. Any part of an award paid in cash will be based upon the fair market value of the Common Stock on the day prior to the distribution.

(2) The Performance Period runs from January 1, 1997 through December 31, 1999.

EMPLOYMENT AGREEMENTS

     During the first four months of 1997, each of Messrs. Vander Putten, Kullas, Sills and Deutsch had an employment agreement with the Company. Each of those agreements expired on April 30, 1997. As of the date hereof, no executive officer of the Company has an employment agreement.

     Upon his retirement as Chief Executive Officer, Mr. Vander Putten entered into two agreements with the Company, a Retirement Agreement (the "Retirement Agreement") and a Consulting and Non-Competition Agreement (the "Consulting Agreement"), each dated as of June 1, 1997. The Retirement Agreement provided that, for purposes of determining the Performance Share Units to which Mr. Vander Putten is entitled under the Performance Share Plan with respect to the 1995-1997 and 1996-1998 Performance Periods, he shall be deemed to have retired on August 31, 1999. The Retirement Agreement also established a vesting schedule with respect to unvested options to purchase 12,375 shares of the Company's Common Stock (part of a 16,500 stock option grant made on March 13, 1996), specifying that options for 8,250 shares will vest in two equal increments on March 13th of 1998 and 1999. Options for an initial increment of 4,125 shares had vested on March 13, 1997, and options for the remaining 4,125 shares were forfeited. Lastly, the Retirement Agreement provides for Mr. Vander Putten's use of an office and shared secretarial service until May 31, 1998, as well as participation in the Company's medical plan for Mr. Vander Putten and his spouse until their respective 65th birthdays. Under the Consulting Agreement, Mr. Vander Putten has been engaged until August 31, 1999 to advise Company management and/or the Board of Directors upon request. In addition, Mr. Vander Putten has agreed that during the term of this Consulting Agreement he will not engage in certain activities in competition with the Company. The Consulting Agreement provides for a monthly fee of $25,000.

DIRECTOR COMPENSATION

     The Company maintains a compensation program for members of the Board of Directors who are not officers or employees of the Company ("Nonemployee Directors"). Under the program, each Nonemployee Director is entitled to an annual retainer of $20,000, as well as fees of $2,000 for each meeting of the Board of Directors attended and $1,000 for each committee meeting attended. Any Nonemployee Director who serves as chairman of one of the standing committees of the Board of Directors is also entitled to a $3,000 annual fee. Under the Company's Nonemployee Directors Stock Option Plan, which became effective March 22, 1994, each Nonemployee Director receives a portion of the meeting fees in the form of stock options ("Fee Options"). The portion of each Nonemployee Director's compensation that is receivable in the form of Fee Options varies from 25% of such compensation (for Nonemployee Directors who are 60 and older) up to 75% (for those younger than 50). Such options are exercisable at a 70% discount to the grant date market value of the Company's Common Stock, with the total discount on all options granted equaling the portion of compensation allocated to Fee Options. During 1997, options for a total of 1,729 shares of Common Stock were granted as Fee Options under this Plan, with an average option price versus market price differential of approximately $33.41 per option.

     In addition to Fee Options, all Nonemployee Directors are eligible for options to purchase Common Stock ("Performance Options"), depending on the financial performance of the Company. Performance Options may be granted once each year, on the date of the Annual Meeting of stockholders, and are exercisable at the fair market value on the grant date. On May 9, 1997, the 1997 Annual Meeting date, 4,990 Performance Options were granted in the aggregate under the Plan, with an exercise price of $50.25, the grant date market value.

     Officers or employees of the Company who serve on the Board of Directors receive no additional compensation for their services in that capacity.

PERFORMANCE GRAPH

     The following graph compares the change in the Company's cumulative total stockholder return on its Common Stock to the return for the S&P 500 Composite Stock Price Index and the S&P Property/Casualty Industry Group Stock Price Index since the Company's initial public offering on March 15, 1994.

                            CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD                                                        S&P PROP-
      (FISCAL YEAR COVERED)         EXECUTIVE RISK INC.        S&P 500            CASUALTY
3/15/94                                     100                  100                 100
6/30/94                                     108                   95                 100
12/31/94                                    119                  100                 109
6/30/95                                     159                  120                 121
12/31/95                                    243                  138                 147
6/30/96                                     322                  152                 154
12/31/96                                    311                  169                 179
6/30/97                                     438                  204                 222
12/31/97                                    588                  226                 261

COMPENSATION COMMITTEE REPORT

     The compensation earned by the Company's executive officers during 1997 was determined by the Compensation Committee, which is responsible for reviewing and making recommendations to the Board of Directors with respect to executive compensation and overall compensation policy, as well as for oversight and administration of the Company's stock option, incentive compensation, retirement and other benefit plans. This report discusses the executive compensation determinations made by the Compensation Committee with respect to the 1997 compensation of the Company's former Chief Executive Officer, LeRoy A. Vander Putten, who retired on May 30, 1997, and his successor, Stephen J. Sills, and its other executive officers during 1997, Robert H. Kullas and Robert V. Deutsch.

I. Executive Compensation Philosophy. In general, the Company's executive compensation philosophy during 1997 remained unchanged from prior years. That philosophy is that the interests of the Company's stockholders and the Company's executive officers should be aligned through the use of compensation programs that motivate and reward superior individual performance, within the context of overall corporate achievement. The goals of the Company's executive compensation program are to attract and ensure retention of executives whose abilities are critical to the success of the Company, to sustain a high level of corporate performance by establishing a relationship between executive compensation and the attainment of strategic objectives, and to align the interests of the executive officers with those of the Company's stockholders by basing an important part of total compensation on the long-term performance of the Company's Common Stock.

II. Components of Executive Compensation. The components of the 1997 compensation program for executive officers of the Company, including Mr. Sills, consisted of salary, "variable merit pool" compensation, annual incentive bonuses, awards of stock-based compensation (including performance share units, Performance Options and other stock options), and retirement plan benefits. Due to his retirement on May 30, 1997, Mr. Vander Putten did not receive any award of stock-based compensation in 1997. The Performance Share Plan for the Company's senior management, including executive officers, was initially approved by stockholders in 1996. At the 1997 Annual Meeting, the Company's stockholders approved the Performance Share Plan, the Incentive Compensation Plan (Pool A) and the Nonqualified Stock Option Plan, each as amended and restated so as to qualify all compensation paid under such plans for deduction by the Company under Section 162(m) of the Internal Revenue Code.

     A. Annual Salary. Salaries for the executive officers are initially set at levels which the Company believes will enhance its ability to attract and retain highly qualified key executives in a competitive environment. In setting annual salary levels, the Company considers an individual's level of responsibility as well as his individual talent and skills. It also takes into consideration recommendations of outside benefits consultants, as well as general and insurance industry-specific salary surveys, to determine appropriate base salary levels within the context of the Company's internal salary range structure. The Company does not have any specific target or formula for setting compensation levels on any competitive basis with other companies. The salaries of the Company's executive officers for 1997 are set forth under the caption "Summary Compensation Table" above.

     Beginning in 1993, the Compensation Committee implemented a "variable merit pool" increase salary program for senior management, including the executive officers, in which all or a portion of annual salary increases are in the form of a one-time payment, which is made in August. These payments are funded from a variable merit pool which is determined by ranking the Company's annual financial performance relative to that of a peer group of companies. The funded variable merit pool is split into two components: (1) an adjustment of base salary (fixed increase) and (2) a one-time award that must be re-earned each year (variable increase). The size of the pool is determined by the Compensation Committee based on the Company's percentile ranking in the peer group. The mix of fixed and variable increase awards for each individual is based on analysis of individual performance and independent salary survey information for the individual's equivalent position in peer companies. Executive officer salaries in the aggregate increased during 1997 by 6.1% over the existing base salary; all of the increase was fixed. Mr. Sills received a fixed adjustment during 1997 equal to 8.6% of his existing base salary, which had been established prior to his appointment as Chief Executive Officer.

     B. Annual Incentive Compensation. Annual bonuses paid to executive officers under an Incentive Compensation Plan (Pool A) are a significant element of the Company's executive compensation program. This Incentive Compensation Plan is designed to reward senior management for the achievement of corporate goals, as well as to compensate senior management on the basis of the Company's financial results. Annual bonuses under this Incentive Compensation Plan are initially based on actual performance measured against four "key performance variables." For 1997, these variables were (i) the Company's "loss ratio," which is the loss and loss adjustment expenses of the Company as a percentage of earned premiums for the applicable report year, (ii) the Company's "return on equity," which is the Company's net income excluding realized capital gains (losses), net of tax, divided by average consolidated stockholders' equity, prior to adjustment under Statement of Financial Accounting Standards No. 115,
(iii) gross premiums written by the Company's insurance company subsidiaries and additional gross premiums written by the Company's subsidiaries and affiliates for one or more other insurance companies, and (iv) growth in consolidated operating earnings per common share on a diluted basis. The latter two variables are "discretionary performance variables," under the Incentive Compensation Plan. The Compensation Committee has the discretion to select the discretionary performance variables from year to year as it deems appropriate.

     The Compensation Committee assigns a relative weight to each of the key performance variables to determine the portion of the annual bonuses to be represented by each variable. In addition, "threshold," "target" and "maximum" objectives are set for each of the variables, and bonus payments, as a percentage of base salary, are established for each objective level.

     Bonuses under this Incentive Compensation Plan are approved solely by the Compensation Committee, which is comprised entirely of independent directors. When approved, the portion of the award allocable to all key performance variables other than report year loss ratio is to be paid in February following the end of the Plan Year in which it is earned, or as soon as practicable thereafter. The portion of the award relating to report year loss ratio is to be paid in February or March of the fourth year following the end of the Plan Year in order to reflect the actual report year loss ratio using a look-back adjustment. Awards made in 1998 for the 1997 Plan Year were based on corporate performance at the "maximum" level for the key performance variables relating to gross premiums written and growth in operating earnings per share, at substantially above the "target" level for the return on equity variable and at the "target" level for the loss ratio variable. For 1997, Mr. Sills received a bonus under the Incentive Compensation Plan of $345,200, of which $87,000 represented receipt of the 1994 deferred bonus and $258,200 represented 1997 earned bonus. In addition, he was awarded a deferred bonus payable in 2001 (to be adjusted upward or downward based on future loss ratio performance for the 1997 report year) in a target amount of $98,600, exclusive of interest payable under the Plan (at the average three-year Treasury bill rate as published in The Wall Street Journal during the week preceding the Committee meeting at which the award recommendation is approved) through the date of payment. The aggregate of the 1997 bonus payments ($356,800) would represent approximately 101% of Mr. Sills' annual salary at year-end 1997, assuming the loss ratio portion of the bonus is paid at the target level in 2001. For 1997, Mr. Vander Putten received a bonus under the Incentive Compensation Plan of $218,500, of which $111,000 represented receipt of the 1994 deferred bonus and $107,500 represented 1997 earned bonus. In addition, he was awarded a deferred bonus payable in 2001 (to be adjusted upward or downward based on future loss ratio performance for the 1997 report year) in a target amount of $41,000, exclusive of interest payable under the Plan

     C. Stock Options and Performance Shares. Stock options and awards of Performance Share Units for the Company's executive officers have been an important element of the Company's executive compensation program, intended to reinforce management's long-term perspective on corporate performance. Compensation derived from stock options and performance share units is intrinsically related to long-term corporate performance and stockholder value, because the value of such compensation is determined by changes in the price of the Company's Common Stock and, with respect to Performance Share Units, by Company financial performance as against certain pre-established performance measures. Stock option and performance share unit awards to executives, as well as awards of restricted shares of Common Stock to most of the Company's non-executive personnel, are made at the discretion of the Compensation Committee based on a variety of factors, including the level of responsibility with the Company and ability to affect stockholder value, as well as demonstrated past and expected future performances. The Compensation Committee also takes into consideration prior awards to the executive officer and the individual's overall equity position in the Company.

     The Committee specifically endorses the principle that stock options and stock ownership by the Company's executive officers, as well as other members of the Company's senior management, other key employees and Nonemployee Directors, are an essential element in aligning the interests of these individuals with those of the stockholders and thereby enhancing stockholder value. In this regard, the Company has continued its Nonqualified Stock Option Plan and Nonemployee Directors Stock Option Plan. Further, in connection with the adoption of the Performance Share Plan in 1996, long-term guidelines for executive ownership of Company stock were established, ranging from the equivalent of one to three times annual salary in Company stock ownership.

     In 1997, certain members of management, including the executive officers, were granted awards under the Company's Performance Share Plan. Their awards were made at the discretion of the Committee, taking into account, among other things, the expected contributions of each such individual to the Company's success. (See "Long-Term Incentive Plans -- Awards During Fiscal 1997.") Additionally, on August 29, 1997, Messrs. Sills, Kullas and Deutsch received, respectively, options to purchase 100,000 shares, 40,000 shares and 65,000 shares of the Company's Common Stock at $57.8125 per share, or 100% of the grant date fair market value. (See "Stock Option Grants in Fiscal 1997.") With the exception of options to purchase 15,000 shares issued to Mr. Sills, which become exercisable in four annual installments of 3,750 shares, all of the 1997 stock options are Performance Options having a variable vesting schedule which is determined in part by the Company's performance against pre-established measures. (See "Stock Option Grants in Fiscal 1997" footnote 2.)

     D. Pension Plans. The Committee believes that the Company's retirement benefits program provides employees and senior management with retirement compensation that promotes the long-term employment of these individuals by means of a defined contribution plan through which a retirement fund is created for the employee. Under the Company's funded tax-qualified Retirement Plan, participants are entitled to defer a portion of their compensation on a pre-tax and an after-tax basis, and are entitled to a matching contribution from the Company, the amount of which will vary depending upon the Company's three-year average return on equity. Such matching contribution is made with respect to participant contributions up to 8 percent of the participant's compensation. In addition, participants are entitled to Company retirement contributions as a percentage of their annual base salary. Company contributions that would otherwise be made under the benefit formula for the Retirement Plan, but are in excess of certain limitations on tax-qualified retirement plans under the Internal Revenue Code, are provided to certain highly-compensated plan participants, including the executive officers, on an unfunded basis under the Company's nonqualified Benefit Equalization Plan.

     Company contributions and allocations for 1997 under the Retirement Plan and the Benefit Equalization Plan on behalf of the executive officers, including the Chief Executive Officer, are shown under the caption "Summary Compensation Table" above.

III. Compensation Deduction Limitation. Federal tax law generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. One of the exceptions to the deduction limit is for "performance-based" compensation. The Company's stockholders approved, at the 1997 Annual Meeting, the Company's Nonqualified Stock Option Plan, Performance Share Plan and Incentive Compensation Plan (Pool
A), in each case as amended and restated. Each such Plan, the Committee believes, satisfies the requirements for "performance-based compensation," thereby exempting awards thereunder from the $1,000,000 compensation deduction limit. For these reasons, and because the Company's annual cash compensation to its executive officers is currently below the $1,000,000 limit, the Company does not at this time anticipate any loss of deductibility under the Federal tax law for compensation paid to its executive officers. The Company was not denied a deduction under this law for any compensation paid to its executive officers during 1997.

                                                  COMMITTEE ON DIRECTORS AND
                                             COMPENSATION OF EXECUTIVE RISK INC.
                                             -----------------------------------
                                             John G. Crosby (Chairman)
                                             Michael D. Rice
                                             Joseph D. Sargent
                                             Irving B. Yoskowitz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In addition to Messrs. Crosby, Rice, Sargent and Yoskowitz, who currently comprise the Compensation Committee, Mr. Gerschel served on the Compensation Committee during a portion of 1997. None of such individuals has ever been employed by the Company or any subsidiary or affiliate of the Company, or has any relationship with the Company other than serving as a director.

ITEM 2:  RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has voted to appoint Ernst & Young LLP as the independent auditors of the Company for 1998. Ernst & Young LLP has served as the independent auditors of the Company and its subsidiaries since 1987. Arrangements have been made for a representative of Ernst & Young LLP to attend the Annual Meeting. The representative will have the opportunity to make a statement if he so wishes and will be available to respond to appropriate stockholder questions.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1998. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock present and entitled to vote on this item at the Annual Meeting is required to ratify the appointment of the Company's auditors. Under applicable Delaware law, in tabulating the vote, broker nonvotes will have no effect on the vote. Abstentions will be counted as negative votes.

STOCKHOLDER'S PROPOSALS

     Under the rules of the Securities and Exchange Commission, any proposal which a stockholder intends to present at the 1999 Annual Meeting of the Company and have included in the Proxy Statement and Proxy for that Meeting must be received by December 1, 1998, at the Company's principal executive offices, 82 Hopmeadow Street, Simsbury, Connecticut 06070. Any such proposal must be accompanied by the notice required by the rules of the Securities and Exchange Commission, must otherwise comply with those rules and should be addressed to the attention of the Secretary of the Company.

COPIES OF ANNUAL REPORT AND FORM 10-K

     Copies of the Company's 1997 Annual Report to Stockholders are being mailed to stockholders simultaneously with this Proxy Statement. THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER UPON REQUEST A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED). SUCH COPY WILL BE FURNISHED WITHOUT CHARGE, OTHER THAN REASONABLE CHARGES FOR ANY EXHIBIT REQUESTED. REQUESTS MUST BE IN WRITING AND MAILED TO:

     EXECUTIVE RISK INC.
     82 HOPMEADOW STREET
     SIMSBURY, CT 06070-7683

     ATTENTION: ROBERT V. DEUTSCH, EXECUTIVE VICE PRESIDENT

                                          By Order of the Board of Directors,

                                          /s/ JAMES A. FITZPATRICK, JR.
                                          James A. FitzPatrick, Jr.
                                          Secretary

                               EXECUTIVE RISK INC.
                                    BOX 2002
                           SIMSBURY, CONNECTICUT 06070

                                      PROXY

                          ANNUAL MEETING - MAY 8, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder hereby appoints Robert V. Deutsch, Robert
H. Kullas and Stephen J. Sills and each of them, the proxies and attorneys of the undersigned to vote all shares of Common Stock which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of Executive Risk Inc., or any adjournment thereof, upon the matters described at the bottom, and in their discretion on such other business as may properly come before the meeting or any adjournment, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged.

         PURSUANT TO THE RECOMMENDATION OF THE BOARD OF DIRECTORS, THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR EACH PERSON NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS - FOR all nominees [ ]   WITHHOLD AUTHORITY to vote [ ]   *EXCEPTIONS [ ]
                           listed below           for all nominees listed below

Nominees: 1 -- GARY G. BENANAV, 2 -- ROBERT V. DEUTSCH, 3 -- MICHAEL D. RICE, 4 -- IRVING B. YOSKOWITZ

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space below.)

*EXCEPTIONS
            --------------------------------------------------------------------

2. Ratification of the appointment by the Board of Directors    FOR [ ]   AGAINST [ ]   ABSTAIN [ ]
   of Ernst & Young LLP as the Independent Auditors of the
   Corporation.

                                    Please sign exactly as name appears to the left. Please sign in full corporate name by President or other authorized officer.

                                    Dated:                          , 1998
                                          --------------------------

                                    --------------------------------------
                                                 (Signature)